EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GTX Corp (the “Company”) on Form 10-Q, for the period ended September 30, 2015 as filed with the Securities and Exchange Commission, I, Alex McKean, Interim Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 16, 2015

/s/ ALEX MCKEAN

Name:  Alex McKean

Its:  Interim Chief Financial Officer (Principal Financial Officer)